Exhibit 10.2

RESIDENTIAL LEASE

     LEASE AGREEMENT, entered into between Sidney & Valerie Garman of 15019 Beatties Ford Road, Huntersville, NC 28078 (Landlord) and Garman Cabinet & Millwork, Inc.  of 15019 Beatties Ford Road Huntersville, NC 28078 (Tenant).

For good consideration it is agreed between the parties as follows:

1.   Landlord hereby leases and lets to Tenant the premises described as follows: 3433 Durham Lane, Charlotte, NC 28269

2.   This Lease shall be for a term of   1 year(s), commencing on January 1, 2008  , and terminating on December 31, 2008.

3.   Tenant shall pay Landlord the annual rent of $19,800.00 during said term, in monthly payments of $1,650.00, each payable monthly on the first day of each month in advance. Tenant shall pay a security deposit of $1,650.00, to be returned upon termination of this Lease and the payment of all rents due and performance of all other obligations.

4.   Tenant shall at its own expense provide the following utilities or services: ELECTRIC, GAS, WATER, PHONE, CABLE. Landlord shall at its expense provide the following utilities or services: TRASH.

5.   Tenant further agrees that:
  a) Upon the expiration of the Lease it shall return possession of the leased premises in its present condition, reasonable wear and tear, fire casualty excepted. Tenant shall commit no waste to the leased premises.
  b) Tenant shall not assign or sublet said premises or allow any other person to occupy the leased premises without Landlord's prior written consent.
  c) Tenant shall not make any material or structural alterations to the leased premises without Landlord's prior written consent.
  d) Tenant shall comply with all building, zoning and health codes and other applicable laws for the use of said leased premises.
  e) Tenant shall not conduct on premises any activity deemed extra hazardous, or a nuisance, or requiring an increase in fire insurance premiums.
  f) Tenant shall not allow pets on the premises.
  g) In the event of any breach of the payment of rent or any other allowed charge, or other breach of this Lease, Landlord shall have full rights to terminate this Lease in accordance with state law and re-enter and re-claim possession of the leased premises, in addition to such other remedies available to Landlord arising from said breach.

6.   This Lease shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

7.   This Lease shall be subordinate to all present or future mortgages against the property.

8.   Radon Gas Disclosure.  As required by law, Landlord makes the following disclosure: "Radon Gas" is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in NC. Additional information regarding radon and radon testing may be obtained from your county public health unit.

9.   Lead Paint Hazard. "Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real estate is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspection in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase."

10.  Additional Lease terms:

Signed this  1st day of January, 2008.

In the presence of:

Landlord:                                                                                           Date:

Tenant:                                                                                               Date:

NOTICE: State law establishes rights and obligations for parties to rental agreements. This agreement is required to comply with the Truth in Renting Act or the applicable Landlord/Tenant statute or code of your state. If you have a question about the interpretation or legality of a provision in this agreement, you may want to seek assistance from a lawyer or other qualified person.

*All persons residing at 3433 Durham Lane, Charlotte, NC 28269 must give the landlords the following personal information.

Name:                                                                           Date of Birth:                                                                SS#:

Place of Employment:                                                                Phone #:

Previous Address:

Landlord:                                                                                      Phone #: